Exhibit 4.1

RIGHTS AGREEMENT

dated as of

December 13, 2021

between

MAGNACHIP SEMICONDUCTOR CORPORATION

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as Rights Agent

Exhibit A	–	Form of Certificate of Designation of Series A-1 Junior Participating Preferred Stock
Exhibit B	–	Form of Right Certificate
Exhibit C	–	Summary Description of the Stockholder Rights Plan

i

RIGHTS AGREEMENT

AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Agreement”), dated as of December 13, 2021, by and between Magnachip Semiconductor Corporation., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as rights agent (the “Rights Agent”). Capitalized terms not defined elsewhere in this Agreement shall have the meanings ascribed to them in Section 1 herein.

W I T N E S S E T H

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock outstanding at the close of business on December 23, 2021 (the “Record Date”) and has authorized the issuance, upon the terms and subject to the conditions hereinafter set forth, of one Right in respect of each share of Common Stock issued after the Record Date and before the earlier of the Distribution Date and the Expiration Date, each Right representing the right to purchase, upon the terms and subject to the conditions hereinafter set forth, one one-thousandth of a share of Preferred Stock;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Definitions. The following terms, as used herein, have the following meanings:

“Acquiring Person” means any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 12.5% or more of the shares of Common Stock then outstanding, but shall not include:

(a) a Passive Institutional Investor, so long as such Person is not the Beneficial Owner of 20% or more of the shares of Common Stock of the Company then outstanding, but subject to the provisions in the definition of Passive Institutional Investor below;

(b) Exempt Persons; or

(c) (i) any Person who is not a Passive Institutional Investor and who beneficially owns, each as of the date hereof, 12.5% or more of the Common Stock then outstanding and (ii) any Person who is a Passive Institutional Investor and who beneficially owns, each as of the date hereof, 20% or more of the Common Stock then outstanding, unless such Person shall, after the date hereof increase its Beneficial Ownership of the Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock in shares of Common Stock or pursuant to a split, subdivision or other reclassification of the outstanding shares of Common Stock) to an amount equal to or greater than the greater of (A) 12.5% (in the case of a Person who is not then a Passive Institutional Investor) or 20% (in the case of a Person who is a Passive Institutional Investor) and (B) the sum of (x) the lowest Beneficial Ownership of such Person as a percentage of the outstanding Common Stock as of any time from and after the date hereof plus (y) 1.0%.

Notwithstanding the foregoing, no Person shall become an Acquiring Person:

(i) as the result of an acquisition of Common Stock by the Company that, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such Person to 12.5% (20% in the case of a Passive Institutional Investor) or more of the Common Stock then outstanding; provided, however, that, if a Person becomes the Beneficial Owner of 12.5% (20% in the case of a Passive Institutional Investor) or more of the Common Stock then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock in shares of Common Stock or pursuant to a split, subdivision or other reclassification of the outstanding shares of Common Stock), then such Person shall be deemed to be an Acquiring Person; and

(ii) if the Board of Directors determines in good faith that such Person who would otherwise be an Acquiring Person has become such inadvertently and such Person divests itself, as promptly as practicable (as determined by the Board of Directors), of Beneficial Ownership of a sufficient number of shares of Common Stock, so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be an Acquiring Person for the purposes of this Agreement. For the avoidance of doubt, if it is determined by the Board of Directors that any Person may avoid being an Acquiring Person by effecting any divestiture as described in this clause (ii), then such Person shall not be considered to become an Acquiring Person until the date that the Board of Directors determines in good faith that such divestiture has not occurred as promptly as practicable.

“Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to have “Beneficial Ownership” of and to “Beneficially Own”, any securities that:

(a) such Person or any of its Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rules 13d-3 and 13d-5 under the Exchange Act);

(b) such Person or any of its Affiliates or Associates, directly or indirectly, has:

(i) the right or obligation to acquire (whether such right is exercisable, or obligation required to be performed, immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants, options or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, (A) securities solely because they have been tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or cease to be subject to withdrawal by the tendering securityholder, (B) securities that such Person has a right to acquire upon the exercise or exchange of Rights at any time prior to the time that any Person becomes an Acquiring Person, (C) securities issuable upon the exercise or exchange of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such first Person or any of such first Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (“Original Rights”) or pursuant to Sections 11(a)(i) or 11(o) with respect to an adjustment to Original Rights or (D) Common Stock issuable upon the exercise of options to purchase Common Stock, if such options are issued pursuant to an employment or consulting agreement, arrangement or understanding or an employee benefit plan of the Company or any Subsidiary of the Company and have an exercise price per share of Common Stock that is greater than the closing price of the Common Stock as determined pursuant to Section 11(d)(i) on any Trading Day, until such options are exercised in exchange for Common Stock, in which event the holder will be deemed to have Beneficial Ownership of such Common Stock; or

(ii) the right to vote (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding; provided that a Person shall not be deemed the “Beneficial Owner” of or to “Beneficially Own” any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report) and (C) does not constitute a trust, proxy, power of attorney or other device with the purpose or effect of allowing two or more persons, acting in concert, to avoid being deemed Beneficial Owners of such security or otherwise avoid the status of Acquiring Person under the terms of this Agreement or as part of a plan or scheme to evade the reporting obligations under Schedule 13D or Sections 13(d) or 13(g) of the Exchange Act;

(c) are beneficially owned, directly or indirectly, by any other Person (or any Affiliate of Associate thereof) and with respect to which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) (i) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to clause (b)(ii) immediately above) or disposing of any such securities or (ii) to cooperate in obtaining, changing or influencing control of the issuer of such securities;

(d) are the subject of the reference securities for or that underlie any Synthetic Long Positions held by such Person or such Person’s Affiliates or Associates, which Synthetic Long Positions are disclosed pursuant to a Schedule 13D or Schedule 13G under the Exchange Act; or

(e) are the subject of the reference securities for or that underlie any Synthetic Long Positions held by such Person or such Person’s Affiliates or Associates, if such Synthetic Long Positions are not disclosed pursuant to a Schedule 13D or Schedule 13G under the Exchange Act, if and only if the Board of Directors determines that such Person shall be deemed to be the Beneficial Owner of, and to Beneficially Own, the Common Stock in respect of such Synthetic Long Positions.

The number of shares of Common Stock deemed Beneficially Owned by a Person in respect of any Synthetic Long Position pursuant to clauses (d) and (e) above shall be the greater of the notional or other number of shares of Common Stock specified (x) in a filing by such Person or any of such Person’s Affiliates or Associates with the Securities and Exchange Commission or (y) in the documentation evidencing the Synthetic Long Position as being subject to be acquired upon the exercise or settlement of the applicable right or derivative or as the basis upon which the value or settlement amount of such right or derivative, or the opportunity of the holder of such right or derivative to profit or share in any profit, is to be calculated in whole or in part. If no such number of shares of Common Stock is specified in any filing or documentation, then the number of shares of Common Stock deemed Beneficially Owned by a Person in respect of any Synthetic Long Position shall be as determined by the Board of Directors in good faith to be the number of shares of Common Stock to which the Synthetic Long Position relates.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which are issuable by the Company and which such Person would be deemed to Beneficially Own hereunder. The number of securities not then actually issued and outstanding shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other Person or the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended from time to time.

“close of business” on any given date means 5:00 P.M., New York City time, on such date; provided that if such date is not a Business Day “close of business” means 5:00 P.M., New York City time, on the next succeeding Business Day.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company, unless used with reference to another Person in which case, “Common Stock” means (i) the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person or (ii) if such Person is the Subsidiary of another Person, the capital stock with the greatest voting power or the equity securities or other equity interest having power to control or direct the management of the Person with ultimate control over such first Person.

“Distribution Date” means the earlier of (a) the close of business on the tenth day after (and not including) the Stock Acquisition Date (or, if the Board of Directors determines on or before such tenth day to effect an exchange in accordance with Section 24 and determines in accordance with Section 24 that a later date is advisable, such later date that is not more than twenty days after the Stock Acquisition Date) and (b) the close of business on the tenth Business Day (or such later day as may be designated prior to the occurrence of a Section 11(a)(ii) Event by action of the Board of Directors) after (and not including) the date of the commencement of, or first public announcement of the intent of any Person to commence, a tender or exchange offer the consummation of which would result in such Person becoming an Acquiring Person; provided, that the Distribution Date shall in no event be prior to the Record Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Person” means the Company or any Subsidiary of the Company (in each case including in its fiduciary capacity), any employee benefit plan of the Company or of any Subsidiary of the Company or any Person holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any Subsidiary of the Company that is established by the Board of Directors.

“Expiration Date” means the earlier of (a) the Final Expiration Date and (b) the time at which all Rights are redeemed as provided in Section 23 or exchanged as provided in Section 24.

“Final Expiration Date” means the close of business on December 12, 2022.

“Passive Institutional Investor” shall mean any Person who or which has reported Beneficial Ownership of shares of Common Stock of the Company on Schedule 13G under the Exchange Act (or any comparable or successor report), but only so long as (a) such Person is eligible to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report), and (b) such Person has not reported and is not required to report such ownership on Schedule 13D under the Exchange Act (or any comparable or successor report) and such Person does not hold shares of Common Stock of the Company on behalf of any other Person who has reported or is required to report Beneficial Ownership of shares of Common Stock of the Company on such Schedule 13D; provided, that if a former Passive Institutional Investor should report or become required to report Beneficial Ownership of shares of Common

Stock on Schedule 13D, that former Passive Institutional Investor will not be deemed to be or to have become an Acquiring Person if: (i) at the time it reports or becomes required to report Beneficial Ownership of shares of Common Stock on Schedule 13D, that former Passive Institutional Investor has Beneficial Ownership of less than 12.5% of the Common Stock then outstanding; or (ii) (A) it divests as promptly as practicable (but in any event not later than 10 Business Days after becoming required to report on Schedule 13D) Beneficial Ownership of a sufficient number of shares of Common Stock of the Company, without exercising or retaining any power with respect thereto, so that it would no longer be an “Acquiring Person”, as defined herein, and (B) prior to reducing its Beneficial Ownership to below 12.5%, it does not increase its Beneficial Ownership of the Common Stock then outstanding (other than as a result of an acquisition of shares of Common Stock by the Company, pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock in shares of Common Stock or pursuant to a split, subdivision or reclassification of the outstanding shares of Common Stock) above the lowest Beneficial Ownership of such Person at any time during such 10 Business Day period.

“Person” means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization and shall include any successor (by merger or otherwise) of such entity or organization.

“Preferred Stock” means the Series A-1 Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the terms set forth in the form of certificate of designation attached hereto as Exhibit A.

“Purchase Price” means the price (subject to adjustment as provided herein, including pursuant to Section 11) at which a holder of a Right may purchase one one-thousandth of a share of Preferred Stock (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $80.

“Section 13 Event” means any event described in clauses (x), (y) or (z) of Section 13(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Acquisition Date” means the date of the first public announcement (including by the filing of a report pursuant to Section 13(d) of the Exchange Act), by the Company or an Acquiring Person that an Acquiring Person has become such.

“Subsidiary” of any Person means any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, sufficient to elect a majority of the board of directors or comparable governing body are at the time directly or indirectly owned by such first Person.

“Synthetic Long Position” shall mean any option, warrant, swap, participation, convertible security, stock appreciation right or other right or derivative transaction (in each case other than the Rights), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to Common Stock or a value determined in whole or in part with reference to, or derived in whole or in part from, the market price or value of Common Stock (without regard to whether (a) such right or derivative transaction conveys any voting rights in such Common Stock to such Person, (b) such right or derivative transaction is subject to settlement in whole or in part in cash, Common Stock or other property or (c) such Person may have entered into other transactions that hedge or offset the economic effect of such right or derivative transaction) and that increases in value as the value of Common Stock increases or that provides to the holder of such right an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Common Stock, but shall not include:

(i) rights of a bona fide pledgee of Common Stock to sell the Common Stock upon the bona fide exercise of its rights as secured party;

(ii) rights of all holders of Common Stock to receive Common Stock pro rata, or obligations of all holders of Common Stock to dispose of Common Stock, as a result of a merger, exchange offer or consolidation involving the Company;

(iii) rights or obligations to surrender Common Stock, or have Common Stock withheld, upon the receipt or exercise of securities pursuant to a derivative transaction or the receipt or vesting of equity securities, in each case, to the extent exercised or discharged in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise or vesting;

(iv) interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority;

(v) interests or rights to participate in employee benefit plans of the Company established by the Company held by employees or former employees of the Company; or

(vi) options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.

“Trading Day” means with respect to the Common Stock or any other security a day on which the principal national securities exchange on which the shares of Common Stock or such security are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock or such security are not listed or admitted to trading on any national securities exchange, a Business Day.

“Triggering Event” means any Section 11(a)(ii) Event or any Section 13 Event.

Each term listed below is defined in the corresponding Section of this Agreement:

Term	Section
Adjustment Shares	11(a)(ii)
Agreement	Preamble
Board of Directors	Recitals
common stock equivalents	11(a)(iii)
Company	Preamble

Term	Section
current market price	11(a)(ii)(d)(i)
Exchange Property	24
Exchange Ratio	24
Exchange Recipients	24
NASDAQ	11(a)(ii)(d)(i)
Original Rights	1
preferred stock equivalent	11(b)
Principal Party	13(b)
Record Date	Recitals
Redemption Price	23
Right	Recitals
Right Certificates	4
Rights Agent	Preamble
Section 11(a)(ii) Event	11(a)(ii)
Section 11(a)(ii) Trigger Date	11(a)(iii)
Substitution Period	11(a)(iii)

SECTION 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the express terms and conditions hereof (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable. If the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents shall be as the Company shall determine.

SECTION 3. Issuance of Right Certificates.

(a) Prior to the Distribution Date, (i) the Rights will be evidenced (unless earlier expired, redeemed or terminated) by the certificates for the Common Stock (or, in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares) and not by separate Right Certificates and the registered holders of the Common Stock shall be deemed to be the registered holders of the associated Rights, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock. Until the Distribution Date, the surrender for transfer of any certificate for Common Stock (or the effectuation of a book-entry transfer of shares of Common Stock) shall constitute the surrender for transfer of the Rights associated with the Common Stock evidenced thereby. As soon as practicable after the Record Date, the Company will send a summary of the Rights substantially in the form of Exhibit C hereto, by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date at the address of such holder shown on the records of the Company or on the registry books of the transfer agent for the Common Stock, as appropriate.

(b) As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date (other than any acquiring Person or any Associate or Affiliate of an Acquiring

Person), at the address of such holder shown on the records of the Company or on the registry books of the transfer agent for the Common Stock, as appropriate, one or more Right Certificates evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(o), the Company shall, at the time of distribution of the Right Certificates, make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. From and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates. Notwithstanding any other provisions hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

(c) Rights shall, without any further action, be issued in respect of all shares of Common Stock outstanding as of the Record Date or issued (on original issuance or out of treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (i) shall, with respect to shares of Common Stock so issued or sold (x) pursuant to the exercise of stock options or under any employee plan or arrangement or (y) upon the exercise, conversion or exchange of other securities issued by the Company prior to the Distribution Date and (ii) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided that no such Right Certificate shall be issued if, and to the extent that, (i) the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued or (ii) appropriate adjustment shall otherwise have been made in lieu of the issuance thereof; provided further that no such Right Certificate shall be issued to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

(d) Certificates for the Common Stock issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences certain Rights as set forth in a Rights Agreement between Magnachip Semiconductor Corporation (the “Company”) and American Stock Transfer & Trust Company, LLC, dated as of December 13, 2021 and as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this certificate, may be redeemed or exchanged or may expire. As set forth in the Rights Agreement, Rights issued to, or Beneficially Owned by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently Beneficially Owned by or on behalf of such Person or by any subsequent holder, may be null and void.

In the case of Common Stock held in uncertificated form, the Company shall cause the confirmation and account statements sent to holders of Common Stock in book-entry form (including upon any transfer or exchange of Common Stock) after the Record Date but before the earlier of the Distribution Date and the Expiration Date to bear a legend substantially in the following form:

The registration in the share register of Magnachip Semiconductor Corporation (the “Company”) of the shares of common stock to which this initial transaction or subsequent periodic statement relates also evidences and entitles the holder thereof to certain Rights set forth in a Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, dated as of December 13, 2021 and as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of the shares of common stock to which this statement relates a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by the shares to which this registration in the share register relates, may be redeemed or exchanged or may expire. As set forth in the Rights Agreement, Rights issued to, or Beneficially Owned by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently Beneficially Owned by or on behalf of such Person or by any subsequent holder, may be null and void.

(e) Notwithstanding Section 3(d), neither the omission of a legend nor the inclusion of a legend that makes reference to a rights agreement other than this Agreement shall affect the enforceability of any part of this Agreement or the rights of any holder of Rights.

SECTION 4. Form of Right Certificates. The certificates evidencing the Rights (and the forms of assignment, election to purchase and certificates to be printed on the reverse thereof) (the “Right Certificates”) shall be substantially in the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to customary usage.

SECTION 5. Countersignature and Registration.

(a) The Right Certificates shall be executed on behalf of the Company by its Chairman, Chief Executive Officer, President, any Vice President, Treasurer, Chief Financial Officer, Secretary or any Assistant Secretary, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the

Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be, either manually or by facsimile, countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. If any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may, nevertheless, be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

(b) After the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the place for surrender of Right Certificates upon exercise, transfer or exchange, books for registration and transfer of the Right Certificates. Such books shall show with respect to each Right Certificate the name and address of the registered holder thereof, the number of Rights indicated on the certificate and the certificate number.

SECTION 6. Transfer and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a) At any time after the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 7(d) or that have been exchanged pursuant to Section 24) may, upon the terms and subject to the conditions set forth below in this Section 6(a), be transferred or exchanged for another Right Certificate or Right Certificates evidencing a like number of Rights as the Right Certificate or Right Certificates surrendered. Any registered holder desiring to transfer or exchange any Right Certificate or Right Certificates shall surrender such Right Certificate or Right Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right Certificates until the registered holder of the Rights has complied with the requirements of Section 7(e). Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to Sections 7(d), 14 and 24, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any transfer or exchange of Right Certificates.

(b) At any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

SECTION 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) The Rights shall be exercisable by the registered holder thereof (except as otherwise provided herein, including Sections 7(d), 7(e), 9(c), 11(a) and 24) in whole or in part at any time after the Distribution Date and prior to the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase, if applicable, and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment (in lawful money of the United States of America by certified check or bank draft payable to the order of the Company) of the aggregate Purchase Price with respect to the Rights then to be exercised and an amount equal to any applicable transfer tax or other governmental charge, in each case, if applicable.

(b) Upon satisfaction of the requirements of Section 7(a) and subject to Section 7(e) and 20(k), the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent therefor) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased or exchanged, as applicable (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or (B) if the Company shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased or exchanged, as applicable (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent and the Company hereby directs the depositary agent to comply with such request), (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14 and (iii) after receipt of such certificates or depositary receipts and cash, if any, cause the same to be delivered to or upon the order of the registered holder of such Right so exercised (with such certificates or receipts registered in such name or names as may be designated by such holder). If the Company is obligated to deliver Common Stock, other securities or assets pursuant to this Agreement, the Company will make all arrangements necessary so that such other securities and assets are available for delivery by the Rights Agent, if and when appropriate.

(c) If the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing the number of Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

(d) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights Beneficially Owned by (i) an Acquiring Person, (ii) a transferee of an Acquiring Person who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors determines is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(d), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(d) are complied with, but shall have no liability to any holder of Rights or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates and Associates or any transferee of any of them hereunder.

(e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer pursuant to Section 6 or exercise pursuant to this Section 7 unless such registered holder (i) shall have completed and signed the certificate contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, as the case may be, (ii) shall not have indicated an affirmative response to clause 1 or 2 thereof and (iii) shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

SECTION 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for exercise, transfer or exchange shall, and any Right Certificates representing Rights that become null and void pursuant to Section 7(d) surrendered for any purpose shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation, and the Rights Agent shall cancel, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all canceled or destroyed Rights Certificates which have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records for the term of this Agreement and any additional time period required by applicable law and regulation or in accordance with the Rights Agent’s retention policy then in effect. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records relating to Rights Certificates canceled or destroyed by the Rights Agent and shall certify to the Company the accuracy of such records.

SECTION 9. Reservation and Availability of Capital Stock.

(a) The Company covenants and agrees that it will cause to be reserved and kept available a number of shares of Preferred Stock that are authorized but not outstanding or otherwise reserved for issuance sufficient to permit the exercise in full of all outstanding Rights as provided in this Agreement.

(b) So long as the Preferred Stock and, after a Section 11(a)(ii) Event, Common Stock or other securities issuable upon the exercise of Rights that may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for such issuance to be listed on any such exchange upon official notice of issuance upon such exercise.

(c) The Company shall use its best efforts (i) to file, as soon as practicable following the earliest date after the occurrence of a Section 11(a)(ii) Event as of which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or blue sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 120 days after the date set forth in Section 9(c)(i), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, such exercise therefor shall not be permitted under applicable law or a registration statement in respect of such securities shall not have been declared effective.

(d) The Company covenants and agrees that it will take all such action as may be necessary to insure that all one one-thousandths of a share of Preferred Stock or other securities issuable upon the exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and other governmental charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates for Preferred Stock, Common Stock or other securities upon the exercise or exchange of Rights (or, if such securities are uncertificated, the registration of such securities on the stock transfer books of the Company). The Company shall not, however, be required to pay any transfer tax or other governmental charge that may be payable in respect of any transfer involved in the issuance or delivery of any Right Certificates or of any certificates for Preferred Stock, Common Stock or other securities to a Person other than the registered holder of the applicable Rights so exercised, and prior to any such transfer, issuance or delivery, any such tax or other governmental charge shall have been paid by the holder of such Rights or it shall have been established to the Company’s satisfaction that no such tax or other governmental charge is due.

SECTION 10. Preferred Stock Record Date. Each Person (other than the Company) in whose name any certificate for Preferred Stock (or Common Stock or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Stock (or Common Stock or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any transfer taxes or other governmental charges) was made; provided that if the date of such surrender and payment is a date upon which the transfer books of the Company relating to the Preferred Stock (or Common Stock or other securities, as the case may be) are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open. Prior to the exercise thereof, the registered holder of any Rights shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

SECTION 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.

(a) (i) If the Company shall at any time after the date of this Agreement (A) pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock into a greater number of shares, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger involving the Company), the Purchase Price in effect immediately prior to the record date for such dividend or the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or other capital stock issuable on such date shall be proportionately adjusted so that each holder of a Right shall (except as otherwise provided herein, including Section 7(d)) thereafter be entitled to receive, upon exercise thereof at the Purchase Price in effect immediately prior to such date, the aggregate number and kind of shares of Preferred Stock or other capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the applicable transfer books of the Company were open, such holder would have been entitled to receive upon such exercise and by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall such adjusted Purchase Price be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right. If an event occurs that requires an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii) At any time after the date of this Agreement, upon any Person, alone or together with its Affiliates and Associates, becoming an Acquiring Person (a “Section 11(a)(ii) Event”), subject to Section 24 hereof, proper provision shall promptly be made so that each holder of a Right shall (except as otherwise provided herein, including Section 7(d)) thereafter be entitled to receive, upon exercise thereof at the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event, in lieu of Preferred Stock, such number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company (such shares being referred to herein as the “Adjustment Shares”) as shall be equal to the result obtained by dividing

(x) the product obtained by multiplying the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such first occurrence (such product being thereafter referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by

(y) 50% of the current market price (determined pursuant to Section 11(d)(i)) per share of Common Stock on the date of such first occurrence;

provided that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

(iii) If the number of shares of Common Stock that are authorized by the Company’s Certificate of Incorporation but not outstanding or reserved for issuance other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company shall, with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the Purchase Price then in effect, (A) (to the extent available) Common Stock and then, (B) (to the extent available) other equity securities of the Company that are essentially equivalent to shares of Common Stock in respect to dividend, liquidation and voting rights (such securities being referred to herein as “common stock equivalents”) and then, if necessary, (C) other equity or debt securities of the Company, cash or other assets, a reduction in the Purchase Price or any combination of the foregoing, having an aggregate value (determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm) equal to the value of the Adjustment Shares; provided that (x) the Company may, and (y) if the Company shall not have made adequate provision as required above to deliver value within 30 days following the first occurrence of a Section 11(a)(ii) Event (the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Stock (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the excess of the value of the Adjustment Shares over the Purchase Price. If, upon the occurrence of a Section 11(a)(ii) Event, the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that the Company determines that some action is to be taken pursuant to the first or second sentences of this Section 11(a)(iii), the Company (X) shall provide, subject to Section 7(d), that such action shall apply uniformly to all outstanding Rights and (Y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to decide the appropriate form and value of any consideration to be delivered as referred to in such sentence. If any such suspension occurs, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the per share value of the Common Stock shall be the current market price per share of Common Stock (as determined pursuant to Section 11(d)) on the Section 11(a)(ii) Trigger Date; any common stock equivalent shall be deemed to have the same value as the Common Stock on such date; and the value of other securities or assets shall be determined pursuant to Section 11(d)(iii).

(b) If the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or securities having the same rights, privileges and preferences as the shares of Preferred Stock (“preferred stock equivalent”)) or securities convertible into or exercisable for Preferred Stock (or preferred stock equivalent) at a price per share of Preferred Stock (or preferred stock equivalent) (in each case, taking account of any conversion or exercise price) less than the current market price (as determined pursuant to Section 11(d)) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the sum of the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate price (taking account of any conversion or exercise price) of the total number of shares of Preferred Stock (and any preferred stock equivalent) so to be offered would purchase at such current market price and the denominator of which shall be the sum of the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock (and any preferred stock equivalent) so to be offered; provided, however, that in no event shall such adjusted Purchase Price be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and if such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c) If the Company fixes a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger involving the Company) of evidences of indebtedness, equity securities other than Preferred Stock, assets (other than a regular periodic cash dividend or a dividend payable in Preferred Stock) or rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d)) per share of Preferred Stock on such record date, less the value (as determined pursuant to Section 11(d)(iii)) of such evidences of indebtedness, equity securities, assets, rights, options or warrants so to be distributed with respect to one share of Preferred Stock and the denominator of which shall be such current market price per share of Preferred Stock; provided, however, that in no event shall such adjusted Purchase Price be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. Such adjustment shall be made successively whenever such a record date is fixed, and if such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder other than computations made pursuant to Section 11(a)(iii) or Section 14, the “current market price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date; for purposes of computations made pursuant to Section 11(a)(iii), the “current market price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten consecutive Trading Days immediately following such date; and for purposes of computations made pursuant to Section 14, the “current market price” per share of Common Stock for any Trading Day shall be deemed to be the closing price per share of Common Stock for such Trading Day; provided that if the current market price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities exercisable for or convertible into shares of such Common Stock (other than the Rights) or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite 30 Trading Day or ten Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current market price” shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) or such other system then in use or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors (or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board of Directors), which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii) For the purpose of any computation hereunder, the “current market price” per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in Section 11(d)(i) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in such manner, the “current market price” per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of Common Stock (as determined pursuant to Section 11(d)(i) (other than the last sentence thereof)). If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, the “current market price” per share of the Preferred Stock shall be determined in the same manner as set forth in the last sentence of Section 11(d)(i). For all purposes of this Agreement, the “current market price” of one one-thousandth of a share of Preferred Stock shall be equal to the “current market price” of one share of Preferred Stock divided by 1,000.

(iii) For the purpose of any computation hereunder, the value of any securities or assets other than Common Stock or Preferred Stock shall be the fair value as determined in good faith by the Board of Directors, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be.

(f) If at any time, as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right shall be entitled to receive upon exercise of such Right any shares of capital stock other than Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made hereunder shall evidence the right to purchase, at the Purchase Price then in effect, the then applicable number of one one-thousandth of a share of Preferred Stock and other capital stock of the Company issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days after the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandths of a share and the number of shares that were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities that by their terms are convertible into or exercisable for Preferred Stock, dividends on Preferred Stock payable in Preferred Stock or issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to the holders of its Preferred Stock, shall not be taxable to such holders.

(n) The Company covenants and agrees that after the Distribution Date, it will not, except as permitted by Sections 23, 24 and 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

(o) Notwithstanding anything in this Agreement to the contrary, if at any time after the date hereof and prior to the Distribution Date the Company shall (i) pay a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock into a larger number of shares or (iii) combine the outstanding Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter as contemplated by Section 3(c), shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

SECTION 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right (or, if prior to the Distribution Date, to each holder of shares of Common Stock) in the manner set forth in Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

SECTION 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) If, after the occurrence of a Section 11(a)(ii) Event, directly or indirectly,

(x) the Company shall consolidate with, merge into, or otherwise combine with, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation, merger or combination;

(y) any Person shall merge into, or otherwise combine with, the Company, and the Company shall be the continuing or surviving corporation of such merger or combination and, in connection with such merger or combination, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of the Company or any other Person, cash or any other property; or

(z) the Company or one or more of its Subsidiaries shall sell or otherwise transfer, in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons (other than the Company or one or more wholly owned Subsidiaries of the Company), then, and in each such case, proper provision shall promptly be made so that,

(i) each holder of a Right (except as otherwise provided herein, including pursuant to Section 7(d)) shall thereafter be entitled to receive, upon exercise thereof at the Purchase Price in effect immediately before the first occurrence of any Triggering Event, such number of duly authorized, validly issued, fully paid and nonassessable shares of freely tradable Common Stock of the Principal Party, not subject to any rights of call or first refusal, liens, encumbrances or other claims, as shall be equal to the result obtained by dividing:

(A) the product obtained by multiplying the Purchase Price in effect immediately before the first occurrence of any Triggering Event by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately before the occurrence of any Triggering Event (such product being thereafter referred to as the “Purchase Price” for each Right and for all purposes of this Agreement), by

(B) 50% of the current market price (determined pursuant to Section 11(d)(i)) per share of the Common Stock of such Principal Party on the date of consummation of such consolidation, merger, combination, sale or transfer;

(ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, combination, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;

(iii) the term “Company” shall thereafter be deemed to refer to such Principal Party (except for purposes of the definition of “Common Stock” herein), it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and

(iv) such Principal Party shall take such steps (including the authorization and reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with this Section 13(a)) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights.

(b) “Principal Party” means,

(i) in the case of any transaction described in Sections 13(a)(x) or (y), (1) the Person that is the issuer of the securities into which the shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (2) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and

(ii) in the case of any transaction described in Section 13(a)(z), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;

provided that in any such case, (A) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; (B) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; or (C) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (A) and (B) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c) The Company shall not consummate any such consolidation, merger, combination, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that are not outstanding or otherwise reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Sections 13(a) and 13(b) and providing that, as soon as practicable after the date of any consolidation, merger, combination, sale or transfer mentioned in Section 13(a), the Principal Party, at its own expense, shall:

(i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities issuable upon exercise of the Rights, and will use its best efforts to cause such registration statement (A) to become effective as soon as practicable after such filing and (B) to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and

(ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The Company covenants and agrees that it shall not enter into any transaction similar to a Section 13 Event if at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

(d) The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, combinations, sales or other transfers. If any Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

SECTION 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(o), or to distribute Right Certificates that evidence fractional Rights. In lieu of any such fractional Rights, the Company shall pay to the registered holders of the Rights with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market price of a whole Right. For purposes of this Section 14(a), the current market price of a whole Right shall be the closing price of a Right for the Trading Day immediately prior to the date on which such fractional Rights would otherwise have been issuable. The closing price of a Right for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the current market price of the Rights on such date shall be as determined in good faith by the Board of Directors, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are multiples of one one-thousandths of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are multiples of one one-thousandth of a share of Preferred Stock). Fractions of shares of Preferred Stock in multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts; provided, however, that holders of such depositary receipts shall have all of the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of any such fractional shares that are not multiples of one one-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Rights at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market price of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market price of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise.

(c) Following the occurrence of any Triggering Event or upon any exchange pursuant to Section 24, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of Rights at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market price of a share of Common Stock. For purposes of this Section 14(c), the current market price of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange.

(d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares of Preferred Stock or Common Stock upon exercise of a Right except as permitted by this Section 14.

SECTION 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent under Sections 18 and 20, are vested in the respective registered holders of the Rights (and, prior to the Distribution Date, the registered holders of shares of Common Stock); and any registered holder of any Rights (or, prior to the Distribution Date, of any shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Right (or, prior to the Distribution Date, of any shares of Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of, any Person subject to this Agreement. Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of the Company’s or the Rights Agent’s inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

SECTION 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

(b) as of and after the Distribution Date, the Rights are transferable only on the registry books of the Rights Agent upon surrender of the Rights Certificate (or the effectuation of a book-entry transfer of uncertificated Rights, if any) at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c) subject to Sections 6 and 7, the Company and the Rights Agent may deem and treat the Person in whose name a Right (or, prior to the Distribution Date, the associated Common Stock certificate or uncertificated share of Common Stock) is registered as the absolute owner thereof and of the Right Certificate evidencing such Right (notwithstanding any notations of ownership or writing on the Right Certificate or the certificate representing shares of Common Stock made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(d), shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

SECTION 17. Right Holder Not Deemed a Stockholder. No holder, as such, of any Right shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock or other securities of the Company that may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 26), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof and then only to the extent otherwise entitled thereto.

SECTION 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the execution or administration of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the administration of this Agreement or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability.

(b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with the administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

SECTION 19. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent, under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b) If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

SECTION 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of the current market price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, Chief Executive Officer, President, any Vice President, Treasurer, Chief Financial Officer, Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(d)) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock or Preferred Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman, Chief Executive Officer, President, any Vice President, Treasurer, Chief Financial Officer, Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to any holders of Rights resulting from any such act, default, neglect or misconduct; provided that reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the cases may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

SECTION 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing to the Company pursuant to the requirements of Section 26 and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Rights by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing pursuant to the requirements of Section 26 and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Rights by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right (who shall, with such notice, submit his Right Certificate or evidence of uncertificated Rights, as applicable, for inspection by the Company), then the registered holder of any Right may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state of the United States, in good standing, having a principal office in the State of New York, that is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of such Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed. The predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, subsequent to the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights. Failure to give any notice provided for in this Section 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue from time to time new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock issuable upon exercise of the Rights made in accordance with the provisions of this Agreement.

SECTION 23. Redemption.

(a) At any time before the occurrence of a Section 11(a)(ii) Event, the Board of Directors may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). Such redemption of the Rights may be made effective at such time, on such basis and with such conditions, if any, as the Board of Directors of the Company in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine.

(b) Immediately upon the effectiveness of a redemption of Rights pursuant to Section 23(a) and without any further action and without any notice, the right to exercise the Rights will terminate and thereafter the only right of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly thereafter give notice of such redemption to the Rights Agent and the holders of the Rights in the manner set forth in Section 26; provided that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire, exchange or purchase for value any Rights at any time in any manner other than that specifically set forth in Sections 23 or 24, and other than in connection with the purchase, acquisition or redemption of shares of Common Stock prior to the Distribution Date.

SECTION 24. Exchange.

(a) At any time on or after the occurrence of a Section 11(a)(ii) Event, the Board of Directors may, at its option, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 7(d)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the beneficial owner of more than 50% of the shares of Common Stock then outstanding. The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Without limiting the preceding sentence, the Board of Directors may (i) in lieu of issuing shares of Common Stock or any other securities contemplated by this Section 24 to the Persons entitled thereto in connection with the exchange (such Persons, the “Exchange Recipients,” and such shares and other securities, together with any dividends or distributions made on such shares or other securities, the “Exchange Property”), issue, transfer or deposit the Exchange Property to or into a trust or other entity that may hold such Exchange Property for the benefit of the Exchange Recipients (provided that such trust or other entity may not be controlled by the Company or any of its Affiliates or Associates, and provided further that the trustee or similar fiduciary of the trust or other entity shall attempt to distribute the Exchange Property to the Exchange Recipients as promptly as practicable), (ii) permit such trust or other entity to exercise all of the rights that a stockholder of record would possess with respect to any shares deposited in such trust or entity and (iii) impose such procedures as are necessary to verify that the Exchange Recipients are not Acquiring Persons or Affiliates or Associates of Acquiring Persons as of any time periods established by the Board of Directors or such trust or entity. In the event the Board of Directors determines, before the Distribution Date, to effect an exchange, the Board of Directors may delay the occurrence of the Distribution Date to such time as the Board of Directors deems advisable; provided that the Distribution Date must occur no later than 20 days after the Stock Acquisition Date.

(b) Immediately upon the effectiveness of the action of the Board of Directors ordering an exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights will terminate and thereafter the only right of a holder of such Rights shall be to receive that number of shares of Common Stock (or such other consideration contemplated by Section 24(c) below) equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly thereafter give notice of such exchange to the Rights Agent and the holders of the Rights to be exchanged in the manner set forth in Section 26; provided that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock (or such other consideration) for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to Section 7(d)) held by each holder of Rights.

(c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute (i) common stock equivalents (as defined in Section 11(a)(iii)(B)) for shares of Common Stock exchangeable for Rights, at the initial rate of one common stock equivalent for each share of Common Stock, as appropriately adjusted to reflect adjustments in dividend, liquidation and voting rights of common stock equivalents pursuant to the terms thereof, so that each common stock equivalent delivered in lieu of each share of Common Stock shall have essentially the same dividend, liquidation and voting rights as one share of Common Stock or (ii) other equity securities of the Company having an aggregate value equal to the value of the Common Stock that otherwise would have been issuable pursuant to Section 24(a). For purposes of this Section 24(c), the value of a share of Common Stock shall be determined pursuant to Section 11(d)(iii).

SECTION 25. Notice of Proposed Actions.

(a) If the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger with any other Person, or to effect or to permit one or more of its Subsidiaries to effect any sale or other transfer, in one transaction or a series of related transactions, of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, (v) to effect the liquidation, dissolution or winding up of the Company or (vi) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of any such dividend, distribution or offering of rights or warrants, or the date on which any such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up, subdivision, combination, consolidation or reclassification is to take place and the date of participation therein by the holders of Common Stock or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by Section 25(a)(i) or 25(a)(ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock entitled to participate in such dividend, distribution or offering, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b) Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, a public filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement, and no other notice need be given to such holders.

(c) If a Triggering Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Sections 11(a)(ii) or 13, as the case may be, and (ii) all references in Section 25(a) to Preferred Stock shall be deemed thereafter to refer to Common Stock or other capital stock, as the case may be.

SECTION 26. Notices. Any notice, request, instruction or other communication under this Agreement shall be in writing and delivered by hand, first-class mail (postage prepaid), overnight courier service or facsimile:

if to the Company to:

Magnachip Semiconductor Corporation

501 Teheran-ro, Gangnam-gu

Seoul 06168, Republic of Korea

Attention: General Counsel

Facsimile: 82 (2) 6903-3898

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Ross A. Fieldston

    Jeffrey D. Marell

Facsimile: (212) 492-0105

if to the Rights Agent, to:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention: Corporate Trust Department

Facsimile: (718) 765-8711

or such other person, address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such communication shall be effective (a) if delivered by hand, when such delivery is made at the address specified in this Section 26, (b) if delivered by overnight courier service, the next Business Day after such communication is sent to the address specified in this Section 26, (c) if delivered by first-class mail (postage prepaid), five days following the date on which such communication is sent to the address specified in this Section 26 or (d) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 26 and confirmation of the receipt thereof is received. Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights (or, prior to the Distribution Date, to the holder of any shares of Common Stock) shall be sufficiently given or made if sent by first-class mail (postage prepaid) to the address of such holder shown on the registry books of the Company (or, prior to the Distribution Date on the registry books of the transfer agent for the Common Stock).

SECTION 27. Supplements and Amendments. For so long as the Rights are redeemable, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights. At any time when the Rights are no longer redeemable, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights; provided that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other holder of Rights that have become null and void pursuant to Section 7(d)), (b) cause this Agreement again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.

SECTION 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 29. Determinations and Actions by the Board of Directors, etc. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board of Directors to any liability to the holders of the Common Stock or the Rights.

SECTION 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights (and, prior to the Distribution Date, the Common Stock).

SECTION 31. Interpretation. The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections and Exhibits shall be deemed to be references to Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Each reference in this Agreement to a period of time following or after a specified date or event shall be calculated without including such specified date or the day on which such specified event occurs. References herein to (a) any law, statute, rule or regulation means, unless expressly provided otherwise herein, such law, statute, rule or regulation as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and, in addition, with respect to any law or statute, any rules and regulations promulgated thereunder and (b) Schedule 13D or Schedule 13G under the Exchange Act means such report and any comparable or successor reports. The word “conclusive” shall be deemed to mean “final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties” and the term “conclusively” shall have a meaning correlative to the foregoing.

SECTION 32. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 33. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

SECTION 34. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

SECTION 35. Effectiveness. This Agreement shall be effective as of the close of business on the date hereof.

SECTION 36. Descriptive Headings. The captions herein are included for convenience of reference only, do not constitute a part of this Agreement and shall be ignored in the construction and interpretation hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ Young-Joon Kim
	Name:	Young-Joon Kim
	Title:	Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Michael A. Nespoli
	Name:	Michael A. Nespoli
	Title:	Executive Director, Relationship Management

[Signature Page to Rights Agreement]

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION

OF

SERIES A-1 JUNIOR PARTICIPATING PREFERRED STOCK

OF

MAGNACHIP SEMICONDUCTOR CORPORATION

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

Magnachip Semiconductor Corporation, a Delaware corporation (the “Company”), pursuant to the provisions of Sections 103 of the General Corporation Law of the State of Delaware, does hereby certify that pursuant to the authority vested in the Board of Directors of the Company (the “Board of Directors”) by the Certificate of Incorporation of the Company, the Board of Directors on December 12, 2021, duly adopted the following resolution creating a series of 150,000 shares of Preferred Stock designated as “Series A-1 Junior Participating Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Company in accordance with the provisions of its Certificate of Incorporation of the Company, a series of Preferred Stock of the Company be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

1. Designation and Amount. The shares of such series shall be designated as “Series A-1 Junior Participating Preferred Stock” and the number of shares constituting such series shall be 150,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A-1 Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

2. Dividends and Distributions. (A) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the Series A-1 Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A-1 Junior Participating Preferred Stock, in preference to the shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), and any other stock of the Company junior to the Series A-1 Junior Participating Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on March 15, June 15,

September 15 and December 15 in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A-1 Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A-1 Junior Participating Preferred Stock. If the Company shall at any time after December 13, 2021 (the “Rights Declaration Date”) (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock into a larger number of shares, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A-1 Junior Participating Preferred Stock were entitled immediately prior to such shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Company shall declare a dividend or distribution on the Series A-1 Junior Participating Preferred Stock as provided in Section 2(A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A-1 Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A-1 Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A-1 Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A-1 Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A-1 Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A-1 Junior Participating Preferred Stock shall have only the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A-1 Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company, and each fractional share of Series A-1 Junior Participating Preferred Stock shall entitle the holder thereof to a pro rata fractional vote. If the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock into a larger number of shares or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A-1 Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Subject to Section 10 and except as otherwise provided herein or by law, the holders of shares of Series A-1 Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(C) Except as set forth herein, holders of Series A-1 Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4. Certain Restrictions. (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A-1 Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A-1 Junior Participating Preferred Stock outstanding shall have been paid in full or set aside for payment, the Company shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A-1 Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A-1 Junior Participating Preferred Stock, except dividends paid ratably on the Series A-1 Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A-1 Junior Participating Preferred Stock; provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock (a) in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A-1 Junior Participating Preferred Stock or (b) held by employees of the Company or a subsidiary of the Company upon the termination of their employment with the Company or a subsidiary of the Company; or

(iv) purchase or otherwise acquire for consideration any shares of Series A-1 Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A-1 Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under Section 4(A), purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares. Any shares of Series A-1 Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be cancelled promptly after the acquisition thereof and may not be reissued as shares of such series. The Company shall thereafter take all such action as may be necessary to retire such shares, whereupon such shares shall become authorized but unissued shares of Preferred Stock that may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Certificate of Incorporation of the Company.

6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A-1 Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A-1 Junior Participating Preferred Stock shall have received an amount equal to $1,000 per share of Series A-1 Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A-1 Liquidation Preference”). Following the payment of the full amount of the Series A-1 Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A-1 Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A-1 Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in Section 6(C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A-1 Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A-1 Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A-1 Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) If, however, there are not sufficient assets available to permit payment in full of the Series A-1 Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, that rank on a parity with the Series A-1 Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. If, however, there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) If the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock into a larger number of shares or (iii) combine the outstanding Common Stock into a smaller number of shares, through a reverse stock split of otherwise, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7. Consolidation, Merger, etc. If the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A-1 Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock into a larger number of shares or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A-1 Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8. No Redemption. The shares of Series A-1 Junior Participating Preferred Stock shall not be redeemable; provided; however, that, subject to Section 4, the Company may acquire shares of Series A-1 Junior Participating Preferred Stock in any other manner permitted by law, the provisions hereof or the Certificate of Incorporation or By-laws of the Company.

9. Rank. The Series A-1 Junior Participating Preferred Stock shall rank junior with respect to payment of dividends and on liquidation to all other series of the Company’s preferred stock outstanding on the date hereof and to all such other series that may be issued after the date hereof except to the extent that any such other series specifically provides that it shall rank junior to the Series A-1 Junior Participating Preferred Stock.

10. Amendment. The Certificate of Incorporation of the Company shall not be amended in any manner (whether by merger or otherwise) that would materially alter or change the powers, preferences or special rights of the Series A-1 Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A-1 Junior Participating Preferred Stock, voting separately as a class.

11. Fractional Shares. Series A-1 Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, to receive dividends thereon, and to participate in any distribution of assets and to have the benefit of all other rights of holders of Series A-1 Junior Participating Preferred Stock. In lieu of fractional shares, the Company, prior to the first issuance of a share or a fraction of a share of Series A-1 Junior Participating Preferred Stock, may elect (a) to make a cash payment as provided in that certain Rights Agreement, dated as of December 13, 2021, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (as it may be amended, supplemented or otherwise modified from time to time, the “Rights Agreement”) for fractions of a share other than any integral multiple of one one-thousandths of a share (as such fraction may be adjusted as provided in the Rights Agreement) or (b) to issue depository receipts evidencing such authorized fraction of a share of Series A-1 Junior Participating Preferred Stock pursuant to an appropriate agreement between the Company and a depository selected by the Company; provided, however, that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A-1 Junior Participating Preferred Stock.

IN WITNESS WHEREOF, Magnachip Semiconductor Corporation affirms the foregoing as true and has caused this Certificate to be duly executed by the authorized officers below as of this _______ day of _________________, 20_____.

MAGNACHIP SEMICONDUCTOR CORPORATION

By:
Name:
Title:

Attest:

Name:
Title:

EXHIBIT B

FORM OF RIGHT CERTIFICATE

No. R-	Rights

NOT EXERCISABLE AFTER THE FINAL EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT) OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS ARE OR WERE ACQUIRED OR BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

RIGHT CERTIFICATE

MAGNACHIP SEMICONDUCTOR CORPORATION

This Right Certificate certifies that ______________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in the Rights Agreement dated as of December 13, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Rights Agreement”) between Magnachip Semiconductor Corporation, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability company, as rights agent (the “Rights Agent”)), to purchase from the Company, at any time after the Distribution Date (as defined in the Rights Agreement) and prior to the Expiration Date (as defined in the Rights Agreement), ___ one-thousandth[s] of a fully paid, nonassessable share of Series A-1 Junior Participating Preferred Stock (the “Preferred Stock”) of the Company at a purchase price of $80 per one one-thousandth of a share (the “Purchase Price”), payable in lawful money of the United States of America, upon surrender of this Right Certificate, with the form of election to purchase and related certificate duly executed, and payment of the Purchase Price at an office of the Rights Agent designated for such purpose.

Terms used herein and not otherwise defined herein have the meanings assigned to them in the Rights Agreement.

The number of Rights evidenced by this Right Certificate (and the number and kind of securities and other property issuable upon exercise of each Right) and the Purchase Price set forth above are as of [______________], and may have been or in the future be adjusted as a result of the occurrence of certain events, as more fully provided in the Rights Agreement.

Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Right Certificate are Beneficially Owned by (a) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (b) a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (c) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void, and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. In the event of any conflict or inconsistency between the terms of this Right Certificate and the Rights Agreement, the terms of the Rights Agreement shall exclusively govern and control.

Upon surrender at the principal office or offices of the Rights Agent designated for such purpose and subject to the terms and conditions set forth in the Rights Agreement, any Right Certificate or Right Certificates may be transferred or exchanged for another Right Certificate or Right Certificates evidencing a like number of Rights as the Right Certificate or Right Certificates surrendered.

Subject to the provisions of the Rights Agreement, the Board of Directors may, at its option,

(a) at any time before the occurrence of a Section 11(a)(ii) Event, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, subject to adjustment pursuant to the terms of the Rights Agreement; or

(b) at any time on or after the occurrence of a Section 11(a)(ii) Event (but before such Person becomes the beneficial owner of 50% or more of the shares of Common Stock then outstanding), exchange all or part of the then outstanding Rights (other than Rights held by the Acquiring Person and certain related Persons) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right or, upon circumstances set forth in the Rights Agreement, other equity securities of the Company. If the Rights shall be exchanged in part, the holder of this Right Certificate shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exchanged.

No fractional shares of Preferred Stock are required to be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are multiples of one one-thousandth of a share of Preferred Stock, that may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

No holder of this Right Certificate, in such capacity, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock or other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement (and then only to the extent otherwise entitled thereto).

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers.

Dated as of _________ __, ____

MAGNACHIP SEMICONDUCTOR CORPORATION

By:
Name:
Title:

Attest:

Name:
Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC as Rights Agent

By:
Name:
Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed if the registered holder desires to

transfer the Right Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: _____________________, ____

Signature

Signature Guaranteed:

Signature must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program) pursuant to Exchange Act Rule 17Ad-15.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate ☐ are ☐ are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: __________, ____
Signature

Signature Guaranteed:

Signature must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program) pursuant to Exchange Act Rule 17Ad-15.

The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder desires to exercise

Rights represented by the Right Certificate.)

To:	Magnachip Semiconductor Corporation

The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:

Please insert Social Security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert Social Security or other identifying number

(Please print name and address)

Dated: ________________, ____

Signature

Signature Guaranteed:

Signature must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program) pursuant to Exchange Act Rule 17Ad-15.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate ☐ are ☐ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: __________, ____
Signature

Signature Guaranteed:

Signature must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program) pursuant to Exchange Act Rule 17Ad-15.

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

MAGNACHIP SEMICONDUCTOR CORPORATION

STOCKHOLDER RIGHTS PLAN

Summary of Terms

Form of Security	The Board of Directors has declared a dividend of one preferred stock purchase right for each outstanding share of the Company’s Common Stock, par value $0.01 share (the “Common Stock”), payable to holders of record as of the close of business on December 23, 2021 (each a “Right” and collectively, the “Rights”).

Transfer	Prior to the Distribution Date,[1] the Rights will be evidenced by the certificates for Common Stock (or, for uncertificated shares of Common Stock, by the book-entry account that evidences ownership of such shares), and will be transferred with the Common Stock, and the registered holders of the Common Stock will be deemed to be the registered holders of the Rights.

After the Distribution Date, the Rights Agent will mail separate certificates evidencing the Rights to each record holder of the Common Stock as of the close of business on the Distribution Date.

[1]	Distribution Date means the earlier of:
(1)

the close of business on the tenth day after the first public announcement by the Company or an Acquiring Person (as defined below) that an Acquiring Person has become such (or, if the Board of Directors elects on or before such tenth day to effect an exchange (as summarized below), such later date as the Board of Directors determines that is not more than twenty days after the first public announcement that an Acquiring Person has become such); and

(2)

the close of business on the tenth business day (or such later date as the Board may designate before an event triggering the flip-in (as summarized below) occurs) after the date of the commencement of, or public announcement of the intent of any person to commence, a tender or exchange offer that would, if consummated, result in such person becoming an Acquiring Person;

provided, that the Distribution Date shall in no event be prior to the Record Date.

Exercise	Prior to the Distribution Date, the Rights will not be exercisable.

After the Distribution Date, each Right will be exercisable to purchase, for $80 (the “Purchase Price”), one one-thousandth of a share of Series A-1 Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”).

Preferred Stock

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000.00 per share but will be entitled to an aggregate payment of 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the shares of Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Stock dividend, liquidation and voting rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock. The Preferred Stock would rank junior to any other series of the Company’s preferred stock.

Flip-In	If any person or group of affiliated or associated persons (an “Acquiring Person”) becomes the “Beneficial Owner” (as defined in the Rights Agreement) of 12.5% (20% in the case of a Passive Institutional Investor2) or more of the Common Stock after the date of the Rights Agreement (other than as a result of repurchases of stock by the Company or certain inadvertent actions and excluding certain holders of more than 12.5% (20% in the case of a Passive Institutional Investor) of the outstanding Common Stock as of the date of the Rights Agreement who do not acquire any additional shares of

[2]	“Passive Institutional Investor” is defined generally as any person who has reported beneficial ownership of shares of Common Stock on Schedule 13G under the Securities Exchange Act of 1934.

Common Stock exceeding 1% of the then outstanding Common Stock, then, after the Distribution Date, each Right (other than Rights Beneficially Owned by the Acquiring Person and certain affiliated or associated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of the Common Stock (or, under certain circumstances set forth in the Rights Agreement, cash, property or other securities) having a market value of twice the Purchase Price.

When calculating a person’s or group of affiliated or associated persons’ “Beneficial Ownership” to determine whether such person or group has become an Acquiring Person, if the person or any of that person’s affiliates or associates holds any option, warrant, convertible security, stock appreciation right or other contractual right or derivative with an exercise or conversion privilege or a settlement payment or mechanism at a price related to, or a value determined in reference to, Common Stock and that increases in value as the value of Common Stock increases or that provides the holder with an opportunity to profit from any increase in the value of Common Stock (a “Synthetic Long Position”), then that person shall be deemed to Beneficially Own the Common Stock that is the subject of (i) any Synthetic Long Position that is disclosed pursuant to a Schedule 13D or Schedule 13G under the Exchange Act; and (ii) any Synthetic Long Position if not so disclosed on a Schedule 13D or Schedule 13G, if and only if the Board determines that such person shall be deemed to Beneficially Own the Common Stock in respect of such Synthetic Long Position.

Flip-Over	If, after any person has become an Acquiring Person, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its Common Stock is exchanged for other securities or assets or (2) the Company or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right (other than Rights Beneficially Owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

Exchange	At any time on or after a Person has become an Acquiring Person (but before any person becomes the beneficial owner of more than 50% of the outstanding Common Stock), the Board of Directors may exchange all or part of the Rights (other than the Rights Beneficially Owned by the Acquiring Person and certain affiliated and associated persons) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right (or, under certain circumstances set forth in the Rights Agreement, other equity securities with a value equal to such shares of Common Stock).

Redemption	The Board of Directors may redeem all of the Rights at a price of $0.001 per Right at any time before a Person has become an Acquiring Person.

Expiration	The Rights will expire on December 12, 2022 unless earlier exchanged or redeemed.

Amendments	For so long as the Rights are redeemable, the Rights Agreement may be amended in any respect.

At any time after the Rights are no longer redeemable, the Rights Agreement may be amended by the Board of Directors in any respect that does not (i) adversely affect the Rights holders (other than any Acquiring Person and certain affiliated or associated persons or any other holder of Rights that have become null and void upon being Beneficially Owned by Acquiring Person or its affiliates and associates), (ii) cause the Rights Agreement again to become amendable other than in accordance with this paragraph or (iii) cause the Rights again to become redeemable.

Voting Rights	Rights holders, in such capacity, have no rights as a stockholder of the Company, including no right to vote and no right to receive dividends.

Anti-dilution Provisions	The Rights Agreement includes anti-dilution provisions designed to prevent efforts to diminish the efficacy of the Rights.

Taxes	While the dividend of the Rights will not be taxable to stockholders or to the Company, stockholders or the Company may, depending upon the circumstances, recognize taxable income if the Rights become exercisable as set forth above.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.